Fenimore Asset Management Trust

Establishment and Designation of Series and Classes of Shares

of Beneficial Interest, Par Value $0.001 Per Share

RESOLVED,  that  pursuant  to  Sections  5.11  and  5.12  of  the  Declaration  of  Trust  of

Fenimore  Asset  Management  Trust  (the  “Trust”)  dated  June  18,  1986  and  as  amended  June

18,  2003  (the  “Declaration”),  a  separate  series  of  the  shares  of  beneficial  interest  of  the  Trust shall hereby be established, relating to the Trust's new investment portfolio (the “Fund”); and

FURTHER  RESOLVED,  that  pursuant  to  Section  5.12  of  the  Declaration,  the  Fund

shall  have  such  classes  of  shares  of  beneficial  interest  (each,  a  “Class”)  as  provided  below;

and

FURTHER   RESOLVED,   that   the   Fund   and   the   initial   Classes   shall   have   the

following   designations   and   Shares   of   the   Fund   or   Class,   as   applicable,   shall   have   the

following special and relative rights and preferences:

1.

The Fund shall be designated “FAM Small Cap Fund.”

2.

The   Fund   shall   initially   have   two   Classes,   designated   Investor   Class   and

Advisor  Class,  and  any  additional  Classes  as  may  be  added  from  time  to  time,  having  such special  and  relative  rights  and  preferences,  and  subject  to  such  liabilities,  as  may  be  provided from  time  to  time  in  the  Trust’s  registration  statement  under  the  Securities  Act  of  1933  and the Investment Company Act of 1940, as amended from time to time.

3.

The  Fund  shall  be  authorized  to  invest  in  cash,  securities,  instruments  and other property as from time to time described in the Fund's then currently effective prospectus and  registration  statement  under  the  Securities  Act  of  1933  and  the  Investment  Company  Act

of  1940,  as  amended  from  time  to  time.   Each  share  of  beneficial  interest  ("Share")  shall  be

redeemable.   Except  for  matters  that  are  voted  on  separately by Class,  each  Share  of  the  Fund shall be entitled to one vote (or  fraction thereof in  respect of  a  fractional Share)  on matters on

which  Shares  of  the  Fund  shall  be  entitled  to  vote.   Subject  to  paragraph  4,  each  Share  of  the

Fund  shall  represent  a  pro  rata  beneficial  interest  in  the  assets  allocated  to  the  Fund,  and  shall be  entitled  to  receive  its  pro  rata  share  of  net  assets  of  the  Fund  upon  liquidation  of  the  Fund,

all  as  provided  in  the  Declaration,  or  in  accordance  with  applicable  regulation  or  regulatory policy.

4.

Shares  of  each  Class  of  the  Fund  shall  be  entitled  to  one  vote  (or  fraction thereof  in  respect  of  a  fractional  Share)  on  matters  on  which  Shares  of  the  Class  shall  be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated to the  Fund subject  to  such  expenses  as  allocated  to  the  Class,  and  shall  be  entitled  to  receive  a  pro  rata share of net assets of the Class upon liquidation of the Fund, all as provided in the Declaration or in accordance with applicable law, regulation or regulatory policy.

5.

Each  share  of  the  Fund  and  of  each  Class  shall  have  the  voting rights  provided to shareholders in the Declaration and  shall vote  with shareholders of other series  of the  Trust

with  respect  to  matters  affecting  the  Trust,  generally.   With  respect  to  matters  concerning  the

Fund  (but  not  other  series  of  the  Trust),  Shares  of  the  Fund  and  all  Classes  shall  vote  as  a group,  except  that  a  Class  shall  vote  separately  as  a  group  on  a  matter  to  the  extent  required by  the  Declaration,  applicable  law,  regulation  or  regulatory  policy  or  when  the  matter  affects

only  that  Class  or  affects  that  Class  in  a  manner  that  is  different  from  other  Classes.   In  each

case  of  separate  voting,  the  Trustees  shall  determine  whether,  for  the  matter  to  be  effectively acted upon in accordance  with the Declaration, or  applicable law,  rule or  regulatory policy,  as

applicable,   as   to   the   Fund   or   a   Class,   the   applicable   percentage   (as   specified   in   the

Declaration,  or  the  Act  and  the  rules  thereunder)  of  the  shares  of  the  Fund  or  a  Class  alone must be voted in favor of the matter, or whether the required favorable vote of such applicable percentage  of  the  shares  must  include  shares  of  other  Classes  of  the  Fund  and/or  other  series of the Trust, as well.

6.

The  assets  and  liabilities  of  the  Trust  shall  be  allocated  among  the  series  and

Classes of the Trust as set forth in Sections 5.11 and 5.12 of the Declaration; except that costs of  establishing  the  Fund  and  of  the  registration  and  public  offering  of  the  Fund’s  Shares  shall be treated in accordance with applicable law and generally accepted accounting principles.

7.

The   Trustees   shall   have   the   right   at   any  time   and   from   time   to   time   to

reallocate  assets  and  expenses  or  to  change  the  designation  of  the  Fund  and  Classes  hereby created, or to otherwise change the special and relative rights and preferences of the Fund and each Class, provided that such change shall not adversely affect the rights of the Shareholders of the Fund or any Class.

IN WITNESS WHEREOF, the undersigned have executed this instrument this 29th day of February 2012.

_/s/ Thomas O. Putnam__

_/s/ Fred Lager

Thomas O. Putnam

Fred Lager

_/s/ C. Richard Pogue___

_/s/ John J. McCormack, Jr.__

C. Richard Pogue

John J. McCormack, Jr.

_/s/ Barbara V. Weidlich_

_/s/ Kevin J. McCoy

Barbara V. Weidlich

Kevin J. McCoy

_/s/ Paul A. Keller______

Paul A. Keller

16806827.3.BUSINESS